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Exhibit 5.7

CONSENT OF KAPPES, CASSIDAY & ASSOCIATES

        We hereby consent to the reliance in this Registration Statement on Form F-10 of Gammon Lake Resources Inc. on our report entitled "Ocampo, Chihuahua Underground and Surface Mines Mill and Heap Leach: Bankable Feasibility Study," dated November 29, 2004.

Reno, Nevada	KAPPES, CASSIDAY & ASSOCIATES
April 9, 2007
	By:	/s/ DANIEL W. KAPPES
Name: Daniel W. Kappes Title: President

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CONSENT OF KAPPES, CASSIDAY & ASSOCIATES